SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported August 18, 2005)

WACHOVIA MORTGAGE LOAN TRUST, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-126164	20-3168291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 S. College Street NC5578-Suite G Charlotte NC		28288-5578
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (704) 715-8239.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On or about August 30, 2005, the Registrant will cause the issuance and sale of approximately $1,000,000,000.00 initial principal amount of Encore Credit Receivables Trust 2005-3, Asset-Backed Notes, Series 2005-1, Series 2005-3 (the “Underwritten Certificates”) pursuant to an Indenture to be dated as of August 1, 2005.

In connection with the sale of the Underwritten Certificates, the Registrant has been advised by Wachovia Capital Markets, LLC and Countrywide Securities Corporation (the “Joint Lead Managers”), that the Joint Lead Managers have furnished to prospective investors certain collateral term sheets (the “Collateral Term Sheets”) with respect to the Underwritten Certificates following the effective date of Registration Statement No. 333-126164, which Collateral Term Sheets are being filed as an exhibit to this report.

The Collateral Term Sheets have been provided by the Joint Lead Managers. The information in the Collateral Term Sheets is preliminary and is subject to change. The Collateral Term Sheets do not contain all information that is required to be included in the base prospectus and the prospectus supplement. Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information.

The Collateral Term Sheets were prepared by the Joint Lead Managers at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Collateral Term Sheets may be based on assumptions that differ from the assumptions set forth in the prospectus supplement. The Collateral Term Sheets may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Collateral Term Sheets may not be relevant to or appropriate for investors other than those specifically requesting them.

In addition, the actual characteristics and performance of the mortgage loans underlying the Underwritten Certificates (the “Mortgage Loans”) may differ from the assumptions used in the Collateral Term Sheets, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Underwritten Certificates might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Underwritten Certificates.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits

Exhibit No.	Item 601(a) of Regulation S-K Exhibit No.	Description
1	99

Collateral Term Sheets prepared by Wachovia Capital Markets, LLC in connection with Encore Credit Receivables Trust 2005-3, Asset-Backed Notes, Series 2005-1, Series 2005-3 (filed in paper pursuant to the automatic SEC exemption pursuant to Release 33-7427, October 7, 1997).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 18, 2005

WACHOVIA MORTGAGE LOAN TRUST, LLC

By:	/s/ Robert Perret
Name:	Robert Perret
Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Sequentially Numbered Description	Page
1	99	Collateral Term Sheets	Filed Manually